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                                                                  EXHIBIT 99.22


                             CODEMASTER CORPORATION
                        1998 EXECUTIVE STOCK OPTION PLAN


        1. PURPOSE. CodeMaster Corporation, a California corporation (the "Corporation") hereby establishes the CodeMaster Corporation 1998 Executive Stock Option Plan (the "Plan"). The purposes of the Plan are to: (1) offer competitive levels of contingent incentive compensation related to long-term corporate financial performance to certain eligible employees and directors of the Corporation who, in the judgment of the Board of Directors of the Corporation ("Board"), have provided substantial services to the Corporation or have the capability of making substantial contributions to the success of the Corporation; and (2) provide an incentive to attract and retain such employees for continuous employment with the Corporation.

        2.      DEFINITIONS.

                a. "Board" shall mean the Board of Directors of the Corporation or, where appropriate, the Committee.

                b. "Code" shall mean the Internal Revenue Code of 1986, as amended.

                c. "Common Stock" shall mean the voting common stock (no par value) of the Corporation.

                d. "Committee" shall mean the Committee appointed by the Board in accordance with Section 4 of the Plan.


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                e.      "Continuous Employment" shall mean the employment of the
Employee with the Corporation, any Parent or Subsidiary of the Corporation, any successor, or any corporation or Parent or Subsidiary of any corporation which assumes an Option pursuant to the provisions of Code Section 424(a), which employment is not interrupted or terminated. An Employee's employment shall not be considered interrupted or terminated in the case of (1) any leave of absence approved by the Corporation or (2) transfers between locations of the Corporation or between the Corporation, its Parent, any Subsidiary, any successor, or any corporation or Parent or Subsidiary of any corporation which assumes the Option pursuant to the provisions of Code Section 424(a). A leave of absence approved by the Corporation shall include sick leave, military leave, or any other personal leave approved by an authorized representative of the Corporation. No such leave of absence may exceed ninety (90) days, unless reemployment upon expiration of such leave is guaranteed by statute or contract, including the Corporation's policies. If reemployment upon expiration of a leave of absence approved by the Corporation is not so guaranteed, on the ninety-first
(91st) day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated as a Non-Qualified Stock Option.

                f. "Corporation" shall mean CodeMaster Corporation, a California corporation.

                g. "Date of Grant" shall mean the date upon which the Board grants, pursuant to the Plan, to an Eligible Employee an Option with respect to a specific number of Shares.

                h. "Eligible Employee" shall mean an Employee, or, in the case of the grant of a non-qualified stock option, a non-employee member of the Board who meets the


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requirements of Section 5 as eligible to receive a grant of an Option under the
Plan.

                i. "Employee" shall mean an individual (other than a director of the Corporation) employed (within the meaning of Code Section 3401 and the Treasury Regulations issued thereunder) by the Corporation on the Date of Grant.

                j. "Fair Market Price" shall mean, in the absence of an established market for the Common Stock, the fair market value of a Share, within the meaning of Section 422(b)(4) of the Code, as determined in good faith by the Board as of a specified date.

                k. "Incentive Stock Option" and "ISO" shall mean an Option granted under the Plan which (i) is designated by the Board as an "Incentive Stock Option" or "ISO" and is intended to qualify as such under the provisions of Section 422 of the Code, and (ii) complies with the provisions of Section 8 of the Plan.

                l. "Non-Qualified Stock Option" and "NQSO" shall mean an Option granted under the Plan which (i) is designated by the Board as a "Non-Qualified Stock Option" or "NQSO," and (ii) complies with the provisions of
Section 9 of the Plan.

                m. "Option" shall mean an option to purchase one or more Shares pursuant to the terms and conditions of the Plan and an Option Agreement pursuant to which such Option is granted, and shall be one of two kinds: (i) "Incentive Stock Options" ("ISOs") which shall comply with Section 8 of the Plan, and (ii) "Non-Qualified Stock Options" ("NQSOs") which shall comply with
Section 9 of the Plan. The Corporation intends that the ISOs shall meet all of the requirements of Section 422 of the Code and the Treasury Regulations issued thereunder applicable to Incentive Stock Options, and that NQSOs are not required to meet all of such requirements.

                n. "Option Agreement" shall mean a written agreement entered into


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between an Eligible Employee and the Corporation pursuant to which an Option is granted and setting forth the Option Price, number of Shares, and other terms and conditions governing the Option and its exercise by the Optionee. The Board shall establish the terms and conditions of each Option Agreement, subject to the provisions of Section 8 (relating to ISOs) and Section 9 (relating to NQSOs).

                o. "Option Price" shall mean the purchase price per Share, as determined by the Board as of the Date of Grant for which an Option may be exercised (pursuant to the terms of the Plan and the Option Agreement).

                p. "Optionee" shall mean an Eligible Employee who is granted an Option or, in the event of such Eligible Employee's death, the Eligible Employee's executor, administrator, or such other person or persons who is or are entitled to exercise the Option pursuant to the terms and conditions of the Plan and Option Agreement.

                q. "Parent" shall mean a parent corporation, whether now or hereafter existing, as defined in Code Section 424(e).

                r. "Plan" shall mean this CodeMaster Corporation 1998 Executive Stock Option Plan.

                s. "Purchase Price" shall mean the Option Price times the whole number of Shares with respect to which an Option is exercised, which amount shall be paid to the Corporation, upon exercise of the Option, by the Optionee in accordance with the terms and conditions of this Plan and the Option Agreement.

                t. "Share" or "Shares" shall mean a share or shares of Common Stock, adjusted in accordance with Section 11 of the Plan (if applicable).


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                u.      "Subsidiary" shall mean a subsidiary corporation,
whether now or hereafter existing, as defined in Code Section 424(f).

        3. EFFECTIVE DATE. This Plan was adopted by the Board on February 1, 1998 and shall become effective on that date. The Board may, in its discretion, make grants of Options to Eligible Employees as of that date, subject, however, to the approval of the Plan by the shareholders of the Corporation.

        4.      ADMINISTRATION.

                a. The Plan shall be administered by the Board, until such time as the Board delegates the administration of the Plan to the Committee, as provided in Subsection 4.e of the Plan.

                b. Subject to the provisions of the Plan and, in the case of a Committee, the specific duties delegated by the Board to the Committee, and subject to the approval of any relevant authorities, including the approval of any stock exchange upon which the Common Stock is listed, the Board or Committee, as the case may be, shall have the authority, in its discretion, from time to time, to determine:

                        (1) The Fair Market Price of the Common Stock in accordance with Section 2.j. of the Plan;

                        (2) The Eligible Employees to whom Options shall be granted or awarded pursuant to the Plan, but subject to the conditions of
Section 5 of the Plan;

                        (3) The number of Shares to be optioned to an Eligible Employee;


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                        (4)     Whether and to what extent an Optionee may use
already-owned Shares to exercise an Option;

                        (5) The restrictions to be imposed on each Share acquired by an Optionee upon exercise of an Option;

                        (6) Whether an Option is an Incentive Stock Option or a Non-Qualified Stock Option, which shall be designated in the Option Agreement;

                        (7) The Option Price to be paid by an Optionee for each Share acquired upon exercise of an Option, which (in the case of an ISO) shall not be less than 100% of the Fair Market Price on the Date of Grant of the ISO, but which (in the case of a NQSO) shall be determined by the Board in its complete discretion; provided, however, that with respect to any NQSO granted pursuant to the California securities law exemption under California Corporations Code Section 25102(o) (or its successor provision) the Option Price shall not be less than eighty-five (85%) of the Fair Market Price on the Date of Grant of the NQSO;

                        (8) The period within which each Option can be exercised and the other terms and conditions of each Option Agreement, which, however, shall be in accordance with the provisions of this Plan (the terms and provisions of any Option granted to an Eligible Employee need not be identical with those of any other Option previously or subsequently granted to the same or another Eligible Employee, but rather shall be determined in the sole discretion of the Board); and

                        (9) Whether to reduce the Option Price of any Option to the then-current Fair Market Price if the Fair Market Price is less than the Option Price of such Option.

                c. The Board shall construe and interpret the Plan and each Option granted


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under it, and (if it deems necessary) shall establish, amend, and revoke rules and regulations relating to the administration of the Plan. The Board, in the exercise of these powers, shall determine all questions of policy and expediency that may arise, may correct any defect, or supply any omission or reconcile any inconsistency in the Plan or in any Option Agreement in a manner and to the extent it shall deem necessary or expedient to make the Plan or Option Agreement fully effective, subject, however, to the requirements of the Code and Treasury Regulations relating to such Option and Option Agreement.

                d. The Board may authorize the cancellation of any previously granted Option and the grant of any new Option or Options, with the consent of the Optionee.

                e. The Board, by resolution, may delegate the administration of the Plan or any part thereof, to a committee ("Committee") composed solely of two or more members of the Board. Members of the Committee shall serve at the pleasure of the Board, and the Board may, from time to time, remove (with or without cause) members from, or add members to, the Committee. Vacancies on the Committee shall be filled by the Board. If administration of the Plan is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board, subject, however, to such resolutions, not inconsistent with the provisions of the Plan as, from time to time, may be adopted by the Board. The Board at any time, by resolution, may revoke such delegation and revest in the Board all or any part of the administration of the Plan.

                f.      No Option may be granted under the Plan later than ten
(10) years from the date of the adoption of the Plan by the Board, as stated herein, or, if earlier, the date the Plan is approved by the shareholders of the Corporation.


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                g.      Decisions and determinations of the Board or Committee
on all matters relating to the Plan shall be in its sole discretion and shall be conclusive. No member of the Board or Committee shall be liable for any action or determination made in good faith with respect to the Plan, any Option Agreement, or any Option granted under the Plan.

        5. ELIGIBILITY. An Option shall be granted pursuant to the Plan only to an Employee or, in the case of a Non-Qualified Stock Option (but not an Incentive Stock Option), a Non-Employee member of the Board who: (a) in the judgment of the Board, has provided substantial services to the Corporation or has the capability of making a substantial contribution to the success of the Corporation, and (b) is designated by resolution of the Board to receive the grant of an Option under the Plan. An Employee or, in the case of a Non-Qualified Stock Option, Board member, who meets the requirements set forth in the preceding sentence is referred to herein as an Eligible Employee.

        In designating the Eligible Employees to whom Options shall be granted under the Plan, the number of Shares exercisable pursuant to such Option, the Option Price, and the other restrictions, limitations, and conditions of such Option, the Board shall consider any factors it deems relevant, including the Employee's functions, responsibilities, value of services to the Corporation, and past and potential contributions to the Corporation's profitability and growth.

        6. STOCK. The Shares of Common Stock subject to each Option granted under the Plan shall be Shares of the Corporation's authorized but unissued or reacquired Common Stock. The maximum aggregate number of Shares which may be issued upon the exercise of all Options


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granted to Eligible Employees under this Plan shall not exceed Five Hundred
Thousand (500,000). The number of Shares subject to Options outstanding under the Plan at any time may not exceed the number of Shares remaining available for issuance. In the event that any outstanding Option for any reason expires or is terminated, the Shares allocable to the unexercised portion of such Option may again be subjected to another subsequently granted Option.

        The limitations established by this Section 6 shall be subject to adjustment upon the occurrence of the events specified and in the manner provided in Section 11 hereof.

        7. GRANTS OF OPTIONS. The Board may, from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Board may prescribe, grant to any Eligible Employee (a) an Incentive Stock Option, or
(b) a Non-Qualified Stock Option, or (c) both an Incentive Stock Option and a Non-Qualified Stock Option to purchase such number of Shares as the Board shall determine in its sole discretion. Each Option granted pursuant to this Plan, including each distinct type of Option (i.e., Incentive Stock Option or Non-Qualified Stock Option), shall be subject to all of the terms and conditions of the Plan relating to that type of Option and of a separate Option Agreement, entered into by and between the Corporation and the Eligible Employee to whom the Option is granted, which shall specify the number of Shares subject to the Option, the Option Price, and all of the other terms and conditions of the Option.

        8. INCENTIVE STOCK OPTIONS. The grant of an Incentive Stock Option shall be evidenced by a written Option Agreement, executed by the Optionee and the Corporation, stating that the Option is an Incentive Stock Option, the number of Shares subject to such Incentive


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Stock Option, and in such form as the Board shall, from time to time, determine.
Each Incentive Stock Option and Option Agreement setting forth all of the terms and conditions of the Incentive Stock Option granted thereby shall comply with and be subject to all of the following terms and conditions:

                a. Designate Option As Incentive Stock Option. The Option Agreement shall state that the Option is an Incentive Stock Option, within the meaning of the Plan and Section 422 of the Code.

                b. Date of Grant. The Date of Grant of each Option shall be stated in the Option Agreement.

                c. Number of Shares. The Option Agreement shall state the number of Shares to which it pertains and shall provide for the adjustment thereof in accordance with the provisions of Section 11 hereof.

                d. Option Price. The Option Agreement shall state the Option Price, which shall not be less than one hundred percent (100%) of the Fair Market Price (as determined by the Board in accordance with Section 2.j. and agreed to by the Optionee) on the Date of Grant of the ISO.

                e. Medium and Time of Payment. The Option Agreement shall provide that the Purchase Price shall be payable by the Optionee in full in United States dollars upon the Optionee's exercise of the Option; provided, however, that, with the consent of the Board, or, if provided in the Option Agreement, the Purchase Price may be paid by the Optionee in any combination of:
(1) cash; (2) valid check; (3) surrender to the Corporation of Shares already-owned by the Optionee for more than six (6) months and in good form for transfer, so long as the sum of


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the cash or other consideration so paid plus the Fair Market Price at the date of exercise times the number of Shares surrendered equals the Purchase Price;
(4) a full recourse promissory note in a form satisfactory to the Board, bearing interest on the unpaid principal balance at the "Applicable Federal Rate" as defined in Section 1274(d) of the Code, executed by the Optionee and made payable to the Corporation, provided, however, that no Share shall be issued to the Optionee until such promissory note has been paid in full; or (5) consideration received by the Corporation under a formal cashless exercise program adopted by the Corporation in connection with the Plan (but only if the Corporation, in its sole discretion, chooses to establish such a cashless exercise program).

                f. Term and Exercise of Options; Nontransferability of Options. The Option Agreement shall state the time or times when or upon what conditions the Option shall first be exercisable by the Optionee. The Option shall be vested and exercisable (to the extent not already or fully exercised) in full or in part in accordance with the vesting schedule approved by the Board and set forth in the Option Agreement or in any other written agreement entered into by and between the Corporation and the Optionee; provided, however, that the Option shall be vested and exercisable at the rate of at least twenty-five percent (25%) at the end of each anniversary date beginning with the first anniversary date of the Date of Grant of Option subject to Optionee's Continuous Employment on such dates.

                        (1) Notwithstanding any other provision of this Plan or the Option Agreement to the contrary, an Option granted under this Plan shall not be exercisable (and such Option shall terminate) upon the first to occur of the following times:

                                (a)     Upon the expiration of ten (10) years
(or, five (5) years for a ten percent (10%) owner, in accordance with Section 8.l) from the Date of Grant of the


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Option;

                                (b)     Upon the expiration of three (3) months
following the date of the Eligible Employee's termination of Continuous Employment other than by reason of death or disability, as defined in Code
Section 22(e)(3));

                                (c)     Upon the expiration of one (1) year from
the date of the Eligible Employee's termination of Continuous Employment by reason of death or disability (as defined in Code Section 22(e)(3));

                                (d)     Upon its exercise in full; or

                                (e)     As specified in Section 11.

                        (2) During the lifetime of the Optionee, unless sooner terminated pursuant to the provisions of Subsection 8.f(1), the Option shall be exercisable only by the Eligible Employee and shall not be assignable or transferable. In the event of the Eligible Employee's death, the Option shall not be transferable by the Eligible Employee other than by will or the laws of descent and distribution, and shall be exercisable, if at all, in the manner provided in Subsection 8.h.

                        (3) Subject to the foregoing provisions of this Subsection 8.f., the Optionee shall exercise an Option in the following manner:

                                (a)     The Optionee shall deliver a written
Exercise Notice to the Secretary of the Corporation stating that a specified Option is being exercised with respect to a specified number of Shares;

                                (b)     Unless otherwise permitted by the Board
or otherwise specified in an Option Agreement, in accordance with Subsection 8.e hereof, the full Purchase Price


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shall be paid in cash (United States dollars) by cashier's check at the time of the exercise of the Option; and

                                (c)     As soon as practicable after receipt of
such Exercise Notice and payment, the Corporation shall deliver to the Optionee a certificate or certificates evidencing the Shares issued on exercise of the Option. No rights with respect to such Shares shall exist until the certificate or certificates are actually issued by the Corporation.

                g. Termination of Continuous Employment Other Than By Reason of Death or Disability. The Option Agreement shall provide that upon the termination of the Eligible Employee's Continuous Employment, for any reason other than by reason of the Eligible Employee's death or disability (as defined in Code Section 22(e)(3)), the Option granted pursuant to the Option Agreement may be exercised by the Eligible Employee (or Optionee with respect to such Eligible Employee), subject to the restrictions of Subsection 8.f hereof, at any time within three (3) months after such Eligible Employee's termination of Continuous Employment, to the extent that, on the date of such Eligible Employee's termination of Continuous Employment, the Eligible Employee's right to exercise such Option had accrued and was vested pursuant to the terms of the Option Agreement and had not previously been exercised.

                h. Death or Disability of Optionee. The Option Agreement shall provide that upon termination of the Eligible Employee's Continuous Employment by reason of his or her death or disability (as defined in Code
Section 22(e)(3)), the Option granted pursuant to such Option Agreement shall be exercisable, subject to the restrictions in Subsection 8.f hereof, to the extent that, at the date of such Eligible Employee's death or termination of Continuous Employment due to disability (as defined in Code Section 22(e)(3)), whichever is applicable, the Eligible


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Employee's right to exercise such Option had accrued and was vested pursuant to the terms of the Option Agreement and had not previously been exercised, at any time within one (1) year after the Eligible Employee's termination of Continuous Employment by reason of death or disability (as defined in Code Section 22(e)(3)), as the case may be, by the executors or administrators of the Eligible Employee's estate or by any other person or persons who acquired the Option from the Eligible Employee by will or the laws of descent and distribution.

                i. Rights as a Stockholder. The Option Agreement shall provide that an Optionee shall have no rights as a stockholder of the Corporation with respect to any Shares subject to an Option until the date of the issuance of a stock certificate for such Shares pursuant to the exercise of such Option. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 11.

                j. Modification, Extension and Renewal of Options. Subject to the terms and conditions and within the limitations of the Plan, the Board may modify, extend or renew outstanding Options, or accept the exchange of outstanding Options (to the extent not theretofore exercised) for the granting of new Options in substitution therefor. Notwithstanding the foregoing, however, no modification, extension, or renewal of an Option shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option to such Optionee, and in the case of an ISO, any such modification, extension, or renewal shall comply with Code Section 422.

                k. Maximum Amount of Incentive Stock Option. To the extent that the aggregate fair market value (determined on the Date of Grant of the Option) of Common Stock of the Corporation with respect to which one or more Incentive Stock Options (determined without


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regard to the application of this Subsection 8.k) are exercisable for the first time by any Optionee during any calendar year (under all plans of the Corporation and any Parent or Subsidiary of the Corporation) exceeds $100,000, such Options shall, in accordance with Section 422(d) of the Code, be treated as Options which are not Incentive Stock Options, and shall, instead, be treated as Non-Qualified Stock Options for all purposes of this Plan and the Option Agreement. For purposes of this Subsection 8.k., Incentive Stock Options shall be taken into account in the order in which they were granted.

                l. Grants To Ten Percent (10%) Owners. No Incentive Stock Option or Non-Qualified Stock Option shall be granted to any owner of ten percent (10%) or more of the total combined voting power of all classes of stock of the Corporation or of its Parent or Subsidiary, if any, unless (i) the Incentive Stock Option has an Option Price which is not less then one hundred and ten percent (110%) of the Fair Market Price (as determined by the Board in accordance with Section 2.j. and agreed to by the Optionee) on the Date of Grant of the ISO or NQSO; and (ii) the Incentive Stock Option has a term of not more than five (5) years.

                m. Other Provisions. The Option Agreement shall contain such other provisions not inconsistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Board shall deem advisable.

                n.      Rule 16b-3. Options granted to persons subject to
Section 16(b) of the Securities Exchange Act of 1934 must comply with Rule 16b-3 and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.

                o.      Financial Statements. The Administrator shall provide
Optionees


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financial statements (within the meaning of California Code of Regulations
Section 260.140.46) of the Corporation at least annually.

                p. CodeMaster Corporation Stock Buy-back Agreement. The Optionee, as a condition of exercise of the Option, shall agree to sign the CodeMaster Corporation Stock Buy-Back Agreement ("Stock Buy-Back Agreement"), and all Shares purchased by the Optionee upon exercise of the Option shall be subject to the provisions of the Stock Buy-Back Agreement; a copy of the Stock Buy-Back Agreement shall be incorporated as an exhibit to the Option Agreement. The Stock Buy-Back Agreement shall provide the Corporation the right to repurchase Shares acquired by the Optionee upon exercise of an Option by reason of the Optionee's termination of Continuous Employment. The per-Share repurchase price shall not be less than the greater of (i) the fair market value per Share (as determined in the Stock Buy-Back Agreement) on the date of the Eligible Employee's termination of Continuous Employment, or (ii) the per-Share purchase price paid by the Optionee upon purchase of the Optionee's Shares upon exercise of the Option. The repurchase price shall be paid by the Corporation in cash or cancellation of purchase money indebtedness within ninety (90) days of the Eligible Employee's termination of Continuous Employment (or in the case of Shares issued upon exercise of the Option after the date of the Employee's termination of Continuous Employment, within ninety (90) days of such exercise of the Option). In the case of Shares acquired upon exercise of an Option by an officer or director of the Corporation, the Stock Buy-Back Agreement may impose additional or greater restrictions. In all events, the Corporation's repurchase right and the requirement to enter into the Stock Buy-Back Agreement as a condition to Option exercise shall terminate when the Corporation's Shares become publicly traded.


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                q.      Only Employees. Only Eligible Employees who are
employees of the Corporation (as opposed to Non-Employee members of the Board) are eligible to receive a grant of an Incentive Stock Option under this plan.

                      r. Employment at Will/Confidentiality. Each Option Agreement shall provide that the
Employee=s employment with the Company is Aat will@ and that the Employee=s employment with the Company may be terminated at any time by the Employee with or without notice and may be terminated at any time by the Company with or without notice, and with or without cause. Each Option Agreement shall also provide that each Employee shall at all times during and after the Employee=s employment with the Company maintain strict confidentiality of Company and third party information. No Employee shall use, except for the benefit of the Company, or disclose in writing, orally, or otherwise to any person, firm, or corporation, without written authorization of the Board, any Confidential Information of the Company. "Confidential Information" includes Company proprietary information, technical data, trade secrets or know-how, including but not limited to, research, product plans, products, services, customer lists, customers, markets, software, developments, inventions, processes, formulas, technology, designs, drawings, engineering, hardware configuration information, marketing, finances, or other business information, whether disclosed to the Employee directly or indirectly in writing, orally, or by drawings or observation. "Confidential Information" does not include any of the foregoing items which has become publicly known and made generally available through no wrongful act of an Employee.

        No Employee shall, at any time during and after the Employee=s employment with the Company, disclose confidential or proprietary information obtained by the Company from third


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parties, except as necessary for carrying out Company work, consistent with the
Company's agreement with such third parties. This Plan and all related documents are Confidential Information.

        9. TERMS AND CONDITIONS OF NON-QUALIFIED STOCK OPTIONS. The grant of a Non-Qualified Stock Option shall be evidenced by a written Option Agreement, executed by the Optionee and the Corporation, stating that the Option is a Non-Qualified Stock Option, the number of Shares subject to such Non-Qualified Stock Option, and in such form as the Board shall, from time to time, determine. Each such Non-Qualified Stock Option and Option Agreement setting forth all of the terms and conditions of the Non-Qualified Stock Option granted thereby shall comply with and be subject to all of the following terms and conditions:

                a. Designate Option As Non-Qualified Stock Option. The Option Agreement granting the Non-Qualified Stock Option shall state that the Option is a Non-Qualified Stock Option, and that such Option is not and does not qualify as an Incentive Stock Option, within the meaning of this Plan and
Section 422 of the Code.

                b. Other Terms. In all other respects, the terms and conditions of the Non-Qualified Stock Option and the Option Agreement granting such Option shall be identical to the terms and conditions set forth in Section 8, with the following exceptions:

                        (1) The Option Price of each Non-Qualified Stock Option shall be established by the Board and shall be set forth in the Option Agreement; however, unlike the Option Price of an Incentive Stock Option, which shall be no less than the Fair Market Price (as determined by the Board and agreed to by the Optionee) on the Date of Grant, the Option Price of a


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Non-Qualified Stock Option shall be determined by the Board in its complete discretion; provided, however, that with respect to any NQSO granted pursuant to the California securities law exemption under California Corporations Code
Section 25102(o) (or its successor provision) the Option Price shall not be less than eighty-five (85%) of the Fair Market Price on the Date of Grant of the NQSO.

                        (2) The provisions of Subsection 8.k shall not apply with respect to a Non-Qualified Stock Option granted under the Plan.

                        (3) The Board may include different conditions and restrictions in the Option Agreement granting a Non-Qualified Stock Option than those it includes in an Option Agreement granting an Incentive Stock Option.

                        (4) A Non-Qualified Stock Option may be granted to an Eligible Employee who is either an Employee of the Corporation or a member of the Board, and, in the case of an Eligible Employee who is a non-Employee Board member, all references in the Plan shall be construed so that Continuous Employment or termination of Continuous Employment shall respectively include such Board member=s continuous service as a member of the Board or the termination of such service as a member of the Board.

        In all other respects the provisions of Section 8. shall apply with respect to Non-Qualified Stock Options granted under the Plan (and with respect to the Option Agreements granting such Non-Qualified Stock Options), and such provisions, with the exceptions noted in this Section 9, are hereby incorporated into this Section 9 and shall be construed consistent with the intent for such provisions to apply to Non-Qualified Stock Options granted under the Plan.

        10. TERM OF PLAN. Options may be granted pursuant to the Plan until the termination of the Plan on January 31, 2008, which shall not be a date later than ten (10) years from the date the Plan is approved by the Shareholders or the date the Plan is adopted, whichever is earlier.

        11. RECAPITALIZATION/MERGER. Subject to any required action by the stockholders of the Corporation, the number of Shares covered by this Plan (as provided in Section 6), the number of Shares subject to each outstanding Option, and the Option Price thereof shall be proportionately adjusted for any increase or decrease in the number of issued Shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, recapitalization, or reclassification of the Corporation's Common Stock, or any other increase or decrease in the number of such Shares of Common Stock effected without receipt of consideration by the Corporation. To the extent that the foregoing adjustments relate to stock or securities of the Corporation, such adjustments shall be made by the Board, whose determination in that respect shall be final, binding, and conclusive.

        Subject to any required action by the stockholders of the Corporation, in the event of the proposed dissolution or liquidation of the Corporation, the Board shall notify the Optionee at least fifteen (15) days prior to such proposed action. The Board, in its sole discretion, may (but shall not be required to) accelerate the vesting and exercisability of any Option in such event. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

        Subject to any required action by the stockholders of the Corporation,
(1) if the

Corporation shall be the surviving corporation in any merger, consolidation, or other reorganization, each outstanding Option shall pertain and apply to the securities and any other consideration to which a holder of the number of Shares subject to the Option would have been entitled; and (2) if the Corporation is not the surviving corporation in any merger, consolidation, or other reorganization to which the Corporation is a party, or the merger is a reverse merger in which the Corporation is the surviving corporation but more than 50% of its Common Stock is transferred to a person or persons different from the person or persons who held such Common Stock immediately before such merger, then the agreement of merger, consolidation, or reorganization shall provide that the surviving corporation or its Parent corporation shall assume or substitute the Option; provided, however, that in the event that the surviving corporation or its Parent corporation refuses to assume or substitute the Option, the Optionee shall fully vest in and have the right to exercise the Option as to all of the Shares subject to the Option, including Shares as to which it would not otherwise be vested or exercisable. If an Option becomes fully vested and exercisable in lieu of assumption or substitution pursuant to the preceding sentence, the Board shall notify the Optionee in writing or electronically that the Option shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option shall terminate upon the expiration of such period.

        Except as hereinabove expressly provided in this Section 11, the Optionee shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger, or consolidation or spin-off of assets or stock of another corporation, and any issue by the Corporation of shares of stock of any class or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Option.

        The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations or changes of its capital, including but not limited to issuance of stock of any class, or debt, or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

        12. SECURITIES LAW REQUIREMENTS. No Option shall be granted under this Plan, and no Shares shall be issued by the Corporation upon the exercise of any Option granted under this Plan unless and until the Corporation has determined that:

                a. The Corporation and the Optionee have taken all actions required to register the Shares under the Securities Act of 1933 and under California law or perfect an exemption from the registration requirements thereof;

                b. Any applicable listing requirement of any stock exchange on which the Common Stock of the Corporation is listed has been satisfied;

                c. Any other applicable provision of state or federal law has been satisfied, including the provisions of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder;

                d. The Optionee has represented that the Option and all Shares acquired thereunder are acquired for investment for the Optionee's own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof; and

                e. The Optionee has represented that any Shares acquired pursuant to the exercise of an Option shall be subject to all of the restrictions set forth in the Option Agreement, including but not limited to those provided for in the Stock Buy-Back Agreement, and any restrictions imposed by state and federal securities law.

        13. AMENDMENT OF THE PLAN. The Board may, insofar as permitted by law, from time to time, with respect to any Option Shares which have not yet been granted, suspend or discontinue the Plan or revise or amend it in any respect whatsoever except that, without approval of a majority of the stockholders of the Corporation, no such revision or amendment shall:

                a.      Increase the number of Shares subject to the Plan; or

                b.      Amend this Section 13 to defeat its purpose.

        14. APPLICATION OF FUNDS. The proceeds received by the Corporation from the sale of Common Stock pursuant to the exercise of an Option will be used for general corporate purposes.

        15. NO OBLIGATION TO EXERCISE OPTION. The granting of an Option shall impose no obligation upon the Optionee to exercise such Option.

        16. WITHHOLDING AND PAYMENT OF TAXES. Whenever the Corporation proposes to deliver Shares upon an Optionee's exercise of an Option, or whenever an Optionee disposes of Shares acquired upon exercise of an Option, the Corporation shall have the right to require the Optionee who is to receive the Shares, or who disposes of Shares, to remit to the

Corporation, prior to the delivery of any certificate or certificates for such Shares, or upon disposition of Shares, as the case may be, or to withhold from any payment by the Corporation to the Optionee, including but not limited to any payment of other compensation or any payment made pursuant to the Stock Buy-Back Agreement, such amounts as the Corporation deems necessary to satisfy any federal, state and/or local withholding tax requirements, including, but not limited to, income tax and FICA withholding. The Optionee shall be personally obligated to pay any and all taxes of any kind which may be imposed on or result from the grant of the Option, the exercise of the Option, and the disposition of Shares (in accordance with the Stock Buy-Back Agreement) acquired upon exercise of the Option, or the ownership of the Option (or Shares acquired thereunder) at death.

        17. APPROVAL OF STOCKHOLDERS. This Plan and any amendments described in Section 13 hereof shall be subject to approval by affirmative vote of the holders of a majority of all of the outstanding Shares of Common Stock, immediately following (but in no event later than twelve (12) months after) the adoption of the Plan or any of such amendments.